Press Release February 26, 2013

HollyFrontier Corporation Reports Quarterly Net Income

Dallas, Texas, February 26, 2013 ‑‑ HollyFrontier Corporation (NYSE-HFC) (“HollyFrontier” or the “Company”) today reported fourth quarter net income attributable to HollyFrontier stockholders of $391.6 million or $1.92 per diluted share for the quarter ended December 31, 2012, compared to $223.4 million or $1.06 per diluted share for the quarter ended December 31, 2011. For the year ended December 31, 2012, net income attributable to HollyFrontier stockholders totaled $1,727.2 million or $8.38 per diluted share compared to $1,023.4 million or $6.42 per diluted share for the year ended December 31, 2011.

For the fourth quarter, net income attributable to our stockholders increased by $168.2 million, or 75% compared to the same period of 2011, principally reflecting higher fourth quarter refining margins. Refinery gross margins were $24.00 per produced barrel, a 57% increase compared to $15.32 for the fourth quarter of 2011. Production levels averaged approximately 447,000 barrels per day (“BPD”) and crude oil charges averaged approximately 408,000 BPD for the current quarter, compared to expected crude throughput of 424,000 BPD. Lower crude oil charges in the quarter resulted from a combination of unplanned downtime and turnaround activity extending longer than planned. Operating expenses for the quarter were $296.8 million or $6.29 per barrel compared to $246.1 million or $5.22 per barrel for the fourth quarter of last year.

HollyFrontier’s President & CEO, Mike Jennings, commented, “We are extremely pleased with our solid fourth quarter results and the record year for HollyFrontier. For the fourth quarter, strength in inland to coastal crude oil differentials continued to contribute to attractive refined product margins, particularly considering the effects of lower seasonal demand that have historically yielded tighter margins. Looking to 2013, we believe that the structural crude advantages currently driving our operating margins will positively impact our operating income, allowing us to continue to pay both regular and special dividends. We remain committed to increasing total shareholder return while maintaining a strong balance sheet.”

For the fourth quarter of 2012, net cash provided by operations totaled $490.9 million. During the period, we paid dividends to shareholders of $275.5 million, which includes our $0.20 regular and a $0.50 special dividend declared in the fourth quarter. At December 31, 2012, our combined balance of cash and short-term investments totaled $2.4 billion and our consolidated debt was $1.3 billion. Our debt, exclusive of Holly Energy Partners' debt which is nonrecourse to HollyFrontier, was $471.6 million at December 31, 2012. We had no cash borrowings or outstanding principal under our credit facility during the quarter.

Included in our fourth quarter 2012 results were charges totaling $21.6 million or $0.11 per share after-tax, related to increased environmental accruals and the partial write-off of a previously capitalized project.

The Company has scheduled a webcast conference call for today, February 26, 2013, at 11:00 AM Eastern Time to discuss fourth quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1012528. An audio archive of this webcast will be available using the above noted link through March 12, 2013.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“bpsd”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 bpsd located in Tulsa, Oklahoma, a 100,000 bpsd refinery located in Artesia, New Mexico, a 52,000 bpsd refinery located in Cheyenne, Wyoming and a 31,000 bpsd refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 44% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended December 31,		Change from 2011
	2012	2011	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$5,147,507	$4,972,412	$175,095	3.5%
Operating costs and expenses:
Cost of products sold	4,073,226	4,258,439	(185,213)	(4.3)
Operating expenses	296,754	246,110	50,644	20.6
General and administrative expenses	39,680	41,473	(1,793)	(4.3)
Depreciation and amortization	64,706	53,327	11,379	21.3
Total operating costs and expenses	4,474,366	4,599,349	(124,983)	(2.7)
Income from operations	673,141	373,063	300,078	80.4
Other income (expense):
Earnings of equity method investments	468	561	(93)	(16.6)
Interest income	1,426	338	1,088	321.9
Interest expense	(22,826)	(21,852)	(974)	4.5
	(20,932)	(20,953)	21	(0.1)
Income before income taxes	652,209	352,110	300,099	85.2
Income tax provision	252,216	116,261	135,955	116.9
Net income	399,993	235,849	164,144	69.6
Less net income attributable to noncontrolling interest	8,389	12,469	(4,080)	(32.7)
Net income attributable to HollyFrontier stockholders	$391,604	$223,380	$168,224	75.3%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$1.92	$1.07	$0.85	79.4%
Diluted	$1.92	$1.06	$0.86	81.1%
Cash dividends declared per common share	$0.70	$0.60	$0.10	16.7%
Average number of common shares outstanding:
Basic	203,458	209,319	(5,861)	(2.8)%
Diluted	204,453	210,159	(5,706)	(2.7)%
EBITDA	$729,926	$414,482	$315,444	76.1%

	Years Ended December 31,		Change from 2011
	2012	2011(1)	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$20,090,724	$15,439,528	$4,651,196	30.1%
Operating costs and expenses:
Cost of products sold	15,840,643	12,680,078	3,160,565	24.9
Operating expenses	994,966	748,081	246,885	33.0
General and administrative expenses	128,101	120,114	7,987	6.6
Depreciation and amortization	242,868	159,707	83,161	52.1
Total operating costs and expenses	17,206,578	13,707,980	3,498,598	25.5
Income from operations	2,884,146	1,731,548	1,152,598	66.6
Other income (expense):
Earnings of equity method investments	2,923	2,300	623	27.1
Interest income	4,786	1,284	3,502	272.7
Interest expense	(104,186)	(78,323)	(25,863)	33.0
Gain on sale of marketable securities	326	—	326	—
Merger transaction costs	—	(15,114)	15,114	(100.0)
	(96,151)	(89,853)	(6,298)	7.0
Income before income taxes	2,787,995	1,641,695	1,146,300	69.8
Income tax provision	1,027,962	581,991	445,971	76.6
Net income	1,760,033	1,059,704	700,329	66.1
Less net income attributable to noncontrolling interest	32,861	36,307	(3,446)	(9.5)
Net income attributable to HollyFrontier stockholders	$1,727,172	$1,023,397	$703,775	68.8%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$8.41	$6.46	$1.95	30.2%
Diluted	$8.38	$6.42	$1.96	30.5%
Cash dividends declared per common share	$3.10	$1.34	$1.76	131.3%
Average number of common shares outstanding:
Basic	205,289	158,486	46,803	29.5%
Diluted	206,184	159,294	46,890	29.4%
EBITDA	$3,097,402	$1,842,134	$1,255,268	68.1%
(1) Our consolidated financial and operating results reflect the operations of the merged Frontier businesses beginning July 1, 2011.

Balance Sheet Data

	December 31,
	2012	2011
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$2,393,401	$1,840,610
Working capital	$2,815,821	$2,030,063
Total assets	$10,328,997	$9,576,243
Long-term debt	$1,336,238	$1,214,742
Total equity	$6,642,658	$5,835,900

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and NK Asphalt and involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel, specialty lubricant products, and specialty and modified asphalt. The petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States and northern Mexico. Additionally, specialty lubricant products produced at our Tulsa West facility are marketed throughout North America and are distributed in Central and South America. NK Asphalt manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Oklahoma, Kansas, Missouri, Texas and northern Mexico.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines and terminal, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 75% interest in the UNEV Pipeline (an HEP consolidated subsidiary) and a 25% interest in the SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

	Refining (1)	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended December 31, 2012
Sales and other revenues	$5,135,106	$81,251	$136	$(68,986)	$5,147,507
Depreciation and amortization	$48,160	$15,500	$1,253	$(207)	$64,706
Income (loss) from operations	$677,735	$32,880	$(36,941)	$(533)	$673,141
Capital expenditures	$106,840	$15,627	$5,259	$—	$127,726

Three Months Ended December 31, 2011
Sales and other revenues	$4,960,008	$68,079	$—	$(55,675)	$4,972,412
Depreciation and amortization	$41,623	$10,881	$1,030	$(207)	$53,327
Income (loss) from operations	$378,566	$34,402	$(41,225)	$1,320	$373,063
Capital expenditures	$56,621	$40,420	$2,977	$—	$100,018

Year Ended December 31, 2012
Sales and other revenues	$20,042,955	$288,501	$1,048	$(241,780)	$20,090,724
Depreciation and amortization	$181,247	$57,789	$4,660	$(828)	$242,868
Income (loss) from operations	$2,879,383	$133,723	$(126,840)	$(2,120)	$2,884,146
Capital expenditures	$278,705	$44,929	$11,629	$—	$335,263

Year Ended December 31, 2011
Sales and other revenues	$15,392,430	$212,995	$1,098	$(166,995)	$15,439,528
Depreciation and amortization	$122,437	$33,288	$4,810	$(828)	$159,707
Income (loss) from operations	$1,739,068	$110,102	$(117,677)	$55	$1,731,548
Capital expenditures	$148,699	$216,215	$9,327	$—	$374,241

December 31, 2012
Cash, cash equivalents and investments in marketable securities	$2,101	$5,237	$2,386,063	$—	$2,393,401
Total assets	$6,702,872	$1,426,800	$2,531,967	$(332,642)	$10,328,997
Long-term debt	$—	$864,673	$471,565	$—	$1,336,238

December 31, 2011
Cash, cash equivalents and investments in marketable securities	$—	$6,369	$1,834,241	$—	$1,840,610
Total assets	$6,576,966	$1,418,660	$1,997,600	$(416,983)	$9,576,243
Long-term debt	$—	$598,761	$688,881	$(72,900)	$1,214,742

(1) The Refining segment reflects the operations of the El Dorado and Cheyenne Refineries beginning July 1, 2011 (date of Holly-Frontier merger).

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011 (10)
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	237,190	250,840	248,360	183,070
Refinery throughput (BPD) (2)	267,970	271,940	269,760	194,310
Refinery production (BPD) (3)	264,740	265,480	263,310	188,760
Sales of produced refined products (BPD)	269,350	273,460	254,350	188,020
Sales of refined products (BPD) (4)	272,790	275,210	258,020	190,340
Refinery utilization (5)	91.2%	96.5%	95.5%	94.8%

Average per produced barrel (6)
Net sales	$116.42	$113.94	$119.19	$119.51
Cost of products (7)	93.77	99.23	95.77	99.92
Refinery gross margin	22.65	14.71	23.42	19.59
Refinery operating expenses (8)	5.12	4.94	4.83	5.04
Net operating margin	$17.53	$9.77	$18.59	$14.55

Refinery operating expenses per throughput barrel (9)	$5.15	$4.97	$4.55	$4.88

Feedstocks:
Sweet crude oil	70%	77%	70%	82%
Sour crude oil	6%	5%	8%	4%
Heavy sour crude oil	13%	10%	14%	8%
Other feedstocks and blends	11%	8%	8%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	51%	49%	48%	44%
Diesel fuels	30%	29%	29%	32%
Jet fuels	8%	7%	9%	7%
Fuel oil	1%	—%	1%	—%
Asphalt	3%	4%	2%	4%
Lubricants	3%	4%	5%	6%
Gas oil/intermediates	—%	2%	—%	3%
LPG and other	4%	5%	6%	4%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011 (10)
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	99,610	86,190	93,830	83,700
Refinery throughput (BPD) (2)	110,740	99,310	103,120	93,260
Refinery production (BPD) (3)	106,280	96,490	100,810	91,810
Sales of produced refined products (BPD)	104,220	101,780	99,160	93,950
Sales of refined products (BPD) (4)	111,100	106,140	104,620	98,540
Refinery utilization (5)	99.6%	86.2%	93.8%	83.7%

Average per produced barrel (6)
Net sales	$119.77	$115.90	$122.62	$118.76
Cost of products (7)	91.06	101.14	95.70	98.40
Refinery gross margin	28.71	14.76	26.92	20.36
Refinery operating expenses (8)	7.48	5.14	6.07	5.44
Net operating margin	$21.23	$9.62	$20.85	$14.92

Refinery operating expenses per throughput barrel (9)	$7.04	$5.27	$5.84	$5.48

Feedstocks:
Sweet crude oil	3%	—%	2%	3%
Sour crude oil	72%	86%	77%	75%
Heavy sour crude oil	15%	1%	12%	11%
Other feedstocks and blends	10%	13%	9%	11%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	51%	56%	51%	52%
Diesel fuels	39%	33%	38%	34%
Jet fuels	—%	1%	—%	1%
Fuel oil	6%	4%	6%	6%
Asphalt	1%	4%	2%	4%
LPG and other	3%	2%	3%	3%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	71,100	69,500	73,020	48,230
Refinery throughput (BPD) (2)	78,830	77,210	80,860	52,630
Refinery production (BPD) (3)	75,500	75,950	78,610	51,320
Sales of produced refined products (BPD)	72,130	75,570	77,550	50,750
Sales of refined products (BPD) (4)	79,150	77,430	80,980	51,750
Refinery utilization (5)	85.7%	83.7%	88.0%	84.3%

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011 (10)
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$112.94	$111.88	$116.44	$116.37
Cost of products (7)	90.69	93.55	89.29	91.33
Refinery gross margin	22.25	18.33	27.15	25.04
Refinery operating expenses (8)	8.92	6.34	6.91	6.41
Net operating margin	$13.33	$11.99	$20.24	$18.63

Refinery operating expenses per throughput barrel (9)	$8.16	$6.21	$6.63	$6.18

Feedstocks:
Sweet crude oil	49%	48%	47%	52%
Sour crude oil	1%	1%	1%	1%
Heavy sour crude oil	31%	30%	31%	24%
Black wax crude oil	9%	11%	11%	15%
Other feedstocks and blends	10%	10%	10%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	58%	55%	56%
Diesel fuels	36%	30%	32%	31%
Jet fuels	—%	1%	—%	1%
Fuel oil	2%	1%	2%	1%
Asphalt	3%	5%	5%	6%
LPG and other	6%	5%	6%	5%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	407,900	406,530	415,210	315,000
Refinery throughput (BPD) (2)	457,540	448,460	453,740	340,200
Refinery production (BPD) (3)	446,520	437,920	442,730	331,890
Sales of produced refined products (BPD)	445,700	450,810	431,060	332,720
Sales of refined products (BPD) (4)	463,040	458,780	443,620	340,630
Refinery utilization (5)	92.1%	91.8%	93.7%	89.9%

Average per produced barrel (6)
Net sales	$116.64	$114.03	$119.48	$118.82
Cost of products (7)	92.64	98.71	94.59	98.18
Refinery gross margin	24.00	15.32	24.89	20.64
Refinery operating expenses (8)	6.29	5.22	5.49	5.36
Net operating margin	$17.71	$10.10	$19.40	$15.28

Refinery operating expenses per throughput barrel (9)	$6.12	$5.25	$5.22	$5.24

Feedstocks:
Sweet crude oil	50%	55%	51%	56%
Sour crude oil	21%	22%	22%	23%
Heavy sour crude oil	16%	12%	17%	12%
Black wax crude oil	2%	2%	2%	2%
Other feedstocks and blends	11%	9%	8%	7%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011 (10)
Consolidated
Sales of produced refined products:
Gasolines	51%	52%	50%	48%
Diesel fuels	33%	31%	31%	32%
Jet fuels	5%	5%	6%	5%
Fuel oil	2%	1%	2%	2%
Asphalt	3%	4%	3%	4%
Lubricants	2%	2%	3%	3%
Gas oil / intermediates	—%	1%	—%	2%
LPG and other	4%	4%	5%	4%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). As a result of our merger effective July 1, 2011, our consolidated crude capacity increased from 256,000 BPSD to 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(9)	Represents refinery operating expenses, exclusive of depreciation and amortization divided by refinery throughput.

(10)
We merged with Frontier effective July 1, 2011. Refining operating data for the year ended December 31, 2011 include crude oil processed and products yielded from the El Dorado and Cheyenne Refineries for the period from July 1, 2011 through December 31, 2011 only, and averaged over the 365 days in the year ended December 31, 2011.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
	(In thousands)

Net income attributable to HollyFrontier stockholders	$391,604	$223,380	$1,727,172	$1,023,397
Add income tax provision	252,216	116,261	1,027,962	581,991
Add interest expense	22,826	21,852	104,186	78,323
Subtract interest income	(1,426)	(338)	(4,786)	(1,284)
Add depreciation and amortization	64,706	53,327	242,868	159,707
EBITDA	$729,926	$414,482	$3,097,402	$1,842,134

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenues

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
	(Dollars in thousands, except per barrel amounts)

Consolidated
Average sales price per produced barrel sold	$116.64	$114.03	$119.48	$118.82
Times sales of produced refined products (BPD)	445,700	450,810	431,060	332,720
Times number of days in period	92	92	366	365
Refined product sales from produced products sold	$4,782,753	$4,729,340	$18,850,116	$14,429,833

Total refined product sales	$4,782,753	$4,729,340	$18,850,116	$14,429,833
Add refined product sales from purchased products and rounding (1)	194,364	84,132	572,206	350,843
Total refined product sales	4,977,117	4,813,472	19,422,322	14,780,676
Add direct sales of excess crude oil (2)	127,935	135,965	505,971	558,855
Add other refining segment revenue (3)	30,054	10,571	114,662	52,899
Total refining segment revenue	5,135,106	4,960,008	20,042,955	15,392,430
Add HEP segment sales and other revenues	81,251	68,079	288,501	212,995
Add corporate and other revenues	136	—	1,048	1,098
Subtract consolidations and eliminations	(68,986)	(55,675)	(241,780)	(166,995)
Sales and other revenues	$5,147,507	$4,972,412	$20,090,724	$15,439,528

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$92.64	$98.71	$94.59	$98.18
Times sales of produced refined products (BPD)	445,700	450,810	431,060	332,720
Times number of days in period	92	92	366	365
Cost of products for produced products sold	$3,798,648	$4,093,950	$14,923,271	$11,923,254

Total cost of products for produced products sold	$3,798,648	$4,093,950	$14,923,271	$11,923,254
Add refined product costs from purchased products sold and rounding (1)	194,459	83,012	572,755	351,788
Total cost of refined products sold	3,993,107	4,176,962	15,496,026	12,275,042
Add crude oil cost of direct sales of excess crude oil (2)	124,995	134,535	492,790	550,619
Add other refining segment cost of products sold (4)	23,011	1,478	90,132	18,672
Total refining segment cost of products sold	4,141,113	4,312,975	16,078,948	12,844,333
Subtract consolidations and eliminations	(67,887)	(54,536)	(238,305)	(164,255)
Costs of products sold (exclusive of depreciation and amortization)	$4,073,226	$4,258,439	$15,840,643	$12,680,078

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$6.29	$5.22	$5.49	$5.36
Times sales of produced refined products (BPD)	445,700	450,810	431,060	332,720
Times number of days in period	92	92	366	365
Refinery operating expenses for produced products sold	$257,918	$216,497	$866,146	$650,933

Total refinery operating expenses for produced products sold	$257,918	$216,497	$866,146	$650,933
Add other refining segment operating expenses and rounding (5)	10,180	10,347	37,231	35,659
Total refining segment operating expenses	268,098	226,844	903,377	686,592
Add HEP segment operating expenses	27,596	21,208	89,395	63,029
Add corporate and other costs	1,419	310	2,721	427
Subtract consolidations and eliminations	(359)	(2,252)	(527)	(1,967)
Operating expenses (exclusive of depreciation and amortization)	$296,754	$246,110	$994,966	$748,081

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$17.71	$10.10	$19.40	$15.28
Add average refinery operating expenses per produced barrel	6.29	5.22	5.49	5.36
Refinery gross margin per barrel	24.00	15.32	24.89	20.64
Add average cost of products per produced barrel sold	92.64	98.71	94.59	98.18
Average sales price per produced barrel sold	$116.64	$114.03	$119.48	$118.82
Times sales of produced refined products (BPD)	445,700	450,810	431,060	332,720
Times number of days in period	92	92	366	365
Refined product sales from produced products sold	$4,782,753	$4,729,340	$18,850,116	$14,429,833

Total refined product sales from produced products sold	$4,782,753	$4,729,340	$18,850,116	$14,429,833
Add refined product sales from purchased products and rounding (1)	194,364	84,132	572,206	350,843
Total refined product sales	4,977,117	4,813,472	19,422,322	14,780,676
Add direct sales of excess crude oil (2)	127,935	135,965	505,971	558,855
Add other refining segment revenue (3)	30,054	10,571	114,662	52,899
Total refining segment revenue	5,135,106	4,960,008	20,042,955	15,392,430
Add HEP segment sales and other revenues	81,251	68,079	288,501	212,995
Add corporate and other revenues	136	—	1,048	1,098
Subtract consolidations and eliminations	(68,986)	(55,675)	(241,780)	(166,995)
Sales and other revenues	$5,147,507	$4,972,412	$20,090,724	$15,439,528

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the incremental revenues associated with NK Asphalt and miscellaneous revenue.

(4)	Other refining segment cost of products sold includes the incremental cost of products for NK Asphalt and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich, Vice President,
Investor Relations
HollyFrontier Corporation
214/954-6510